SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 22, 1999




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.
-----------   ----------------------------------    ------------------


1-11375       UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839        COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321

Item 5.  Other Events


     On September 23, 1999, Unicom Corporation ("Unicom") and PECO Energy Company, a Pennsylvania Corporation ("PECO"), issued a joint press release announcing that they, along with a wholly-owned subsidiary of PECO, had entered into an Agreement and Plan of Exchange and Merger, dated as of September 22, 1999 (the "Merger Agreement").

     In connection with approving the Merger Agreement and the transactions contemplated thereby, the Unicom Board of Directors approved an amendment to Unicom's Rights Agreement, to render it inapplicable to the transactions contemplated by the Merger Agreement. In addition, the Rights Agreement will now expire on the earlier of (i) February 2, 2008, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement or (iv) the time that is immediately prior to the effective time of the merger contemplated by the Merger Agreement.

     The Merger Agreement and the Amendment to the Rights Agreement will be filed by Unicom with the SEC within the next few days. A press release announcing the transaction is filed herewith as Exhibit 99 and is incorporated herein by reference. The description of the Merger Agreement and the Amendment to Rights Agreement set forth above and in the press release does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.

                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                      UNICOM CORPORATION
                                          (Registrant)


Date: September 23, 1999     By:        John C. Bukovski
                                    ------------------------
                                        John C. Bukovski
                                     Senior Vice President





                                   COMMONWEALTH EDISON COMPANY
                                          (Registrant)


Date: September 23, 1999      By:       John C. Bukovski
                                    -------------------------
                                        John C. Bukovski
                                     Senior Vice President

          Exhibit Index

Exhibit
Number         Description of Exhibit


1.   None

2.   None

4.   None

16.  None

17.  None

20.  None

23.  None

24.  None

27.  None

99.  Press release dated September 23, 1999